                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                           DETECTION SYSTEMS, INC.
                                      AT
                             $18.00 NET PER SHARE
                                      BY
                      BOSCH SECURITY SYSTEMS CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                              ROBERT BOSCH GMBH

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON FRIDAY, JANUARY 19, 2001, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

   Enclosed for your consideration are an Offer to Purchase dated December 20, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Bosch Security Systems Corporation, a New York corporation (the "Purchaser") and a wholly owned subsidiary of Robert Bosch GmbH, a limited liability company organized under the laws of Germany ("Parent"), to purchase all outstanding shares of Common Stock, par value $.05 per share (the "Shares"), of Detection Systems, Inc., a New York corporation (the "Company"), at a price of $18.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

   WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

   1. The tender price is $18.00 per Share, net to the seller in cash without interest.

   2. The Offer is being made for all outstanding Shares.

   3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of December 10, 2000, as amended (the "Merger Agreement"), between Parent and the Company, to which the Purchaser subsequently became a party. The Merger Agreement provides, among other things, that the Purchaser will be merged with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement.

   4. The Board of Directors of the Company (1) has unanimously determined that each of the Merger Agreement, the Offer and the Merger are advisable, fair to and in the best interests of the shareholders of the Company, (2) has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and (3) unanimously recommends that the shareholders of the Company accept the Offer, tender their Shares to Purchaser pursuant to the Offer and, if required under applicable law, approve and adopt the Merger Agreement and the Merger.

   5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, January 19, 2001, unless the Offer is extended.

   6. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer such number of Shares, which, together with the Shares owned by Parent and the Purchaser, constitutes at least two-thirds of the then outstanding Shares on a fully diluted basis and (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder. The Offer is also subject to other conditions set forth in the Offer to Purchase. See the Introduction and Sections 1, 15 and 16 of the Offer to Purchase. The Offer is not conditioned upon Parent or the Purchaser obtaining financing.

   7. Tendering shareholders will not be obligated to pay, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares by the Purchaser pursuant to the Offer.

   Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares or confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, pursuant to the procedure set forth in Section 3 of the Offer to Purchase,
(ii) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions.

   YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any State where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid State statute. If the Purchaser becomes aware of any valid State statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such State statute. If, after such good faith effort, the Purchaser cannot comply with such State statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such State. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                           DETECTION SYSTEMS, INC.
                                      BY
                      BOSCH SECURITY SYSTEMS CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                              ROBERT BOSCH GMBH

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 20, 2000, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Bosch Security Systems Corporation, a New York corporation and a wholly owned subsidiary of Robert Bosch GmbH, a limited liability company organized under the laws of Germany, to purchase all outstanding shares of Common Stock, par value $.05 per share (the "Shares"), of Detection Systems, Inc., a New York corporation.

   This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

  Number of Shares to be Tendered*:                           SHARES
  ---------------------------------------------------------------------------

  Date:
        ---------------------------------------------------------------------

                                    SIGN HERE


  ---------------------------------------------------------------------------
  SIGNATURE(S)

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------
  PLEASE TYPE OR PRINT ADDRESS

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------
  PLEASE TYPE OR PRINT ADDRESS

  ---------------------------------------------------------------------------
  AREA CODE AND TELEPHONE NUMBER

  ---------------------------------------------------------------------------
  TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER


------------
  * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.